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                                                                    EXHIBIT 10.4

               IGPC AND STAMPVILLE .COM INC. SUPPLIERS' AGREEMENT


        This Agreement is made and entered into this 1st day of December, 1999, by and between the Inter-Governmental Philatelic Corporation, ("supplier") a corporation duly organized and existing under the laws of the State of New York with its principal place of business at 460 West 34th Street, New York, New York, 10001 (hereinafter referred to as "IGPC"), and Stampville .Com Inc. a corporation duly existing under the laws of the State of New York and having its principal place of business at 456 Fifth Avenue, Suite 200, Brooklyn, New York (hereinafter referred to as "Stampville").

        RECITALS

WHEREAS, Stampville .Com Inc. engages in the business of selling philatelic merchandise and related memorabilia on a wholesale basis to market outlets and businesses, and on a retail basis to the general public;

WHEREAS, Stampville .Com Inc. is establishing an Internet Web Site for the sale of Philatelic merchandise in the United States and international markets;

WHEREAS, Inter-Governmental Philatelic Corporation is one of the largest suppliers and dealers of philatelic merchandise in the world today and is desirous of expanding sales by selling philatelic items to Stampville.Com for its distribution;

WHEREAS, Stampville and IGPC enter into this Agreement for the purpose of the sale of philatelic merchandise both on and off the Internet.

NOW THEREFORE, in consideration of the above recitals and the covenants and agreements contained below Stampville and IGPC agree as follows:

I. SUPPLY OF STAMPS.

        It is hereby agreed to by and between the parties that IGPC shall supply and sell to Stampville at or before the time such stamps are made available to other wholesalers, distributors, dealers, collectors or other retail outlets ("the Distribution Outlets") for the period of this Agreement, and subject to the terms and conditions of this Agreement, stamps that IGPC has made available for public sale to the Distribution Outlets.

II. TERMS OF SALE.

        It is hereby agreed to by and between the parties that IGPC shall sell its stamps to Stampville at prices no greater than its lowest pricing structure to any of the Distribution Outlets ("most favored dealer" status). It is understood by and between the parties that the sale of stamps by IGPC to Stampville is for resale by Stampville to its customers for the period of this Agreement. All shipping and handling costs shall be paid by Stampville.



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III. LINE OF CREDIT.

        It is hereby agreed to by and between the parties that IGPC shall grant to Stampville a "line of credit" which shall not exceed the sum of $2,000,000.00 (two million dollars) exclusively for the purchase and shipping of stamps from IGPC. Stampville, in consideration of the extension of credit made by IGPC, does hereby absolutely and unconditionally guarantee the prompt and complete payment and performance of any credit extended to Stampville on or before 120 days from the extension of such credit. The parties may extend said 120 days by mutual consent in writing signed by both parties.


IV. UNSOLD MERCHANDISE AND RETURNS.

        It is agreed upon by and between the parties that any stamps purchased by Stampville from IGPC may be returned within 90 days for full credit, provided that stamps are returned in the same condition as received. All shipping and handling costs for returns shall be the responsibility of Stampville.

V. PROMOTION OF STAMPVILLE AND SUPPLY OF INFORMATIONAL CONTENT.

        It is agreed upon by and between the parties that IGPC shall grant to Stampville those promotional rights which are legally assignable and not bound by restrictions for the promotion of special issues and selected promotion of celebrities for use in Stampville materials and promotions. IGPC further agrees to promote the Stampville Network through press releases, promotional events and periodically sending advertising material supplied by Stampville containing information regarding Stampville .Com Inc. IGPC further agrees to supply Stampville with informational content for its website(s), newsletters and other such promotional materials.

VI. IGPC DATABASE.

        It is understood by and between the parties that Stampville is creating a Master Database ("Stampville Master Database"), which will integrate the IGPC database and to the extent possible, the databases of other vendors who will be supplying Stampville with product. IGPC does hereby grant to Stampville the perpetual right to use the IGPC database along with the stamp images and content.

VII. CONFIDENTIAL INFORMATION, TRADE SECRET AND NONCOMPETITION.

1. IGPC and Stampville each acknowledge that they may be furnished or otherwise receive or have access to information which relates to each other's past, present or future products, software, web sites, web design or formatting, research, development, improvements, inventions, processes, methods, techniques, designs or other technical data or regarding administrative, management, financial, marketing or manufacturing activities of one another on a confidential basis. All such information shall be considered by the respective parties as proprietary and confidential ("Proprietary Information") and the sole exclusive property of Stampville and IGPC respectively. Both during and after the term of this Agreement, IGPC and Stampville agree to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to before this Agreement or afterward. In addition, IGPC and Stampville shall not (i) disclose or disseminate the Proprietary Information to any third party, (ii) remove Proprietary Information from the premises of Stampville or IGPC respectively, without the prior consent of the other party, (iii) use the Proprietary Information to its own benefit or the



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benefit of any third party without prior written consent of the other party,
(iv) engage and compete with one another during the period of this Agreement in that IGPC shall not establish a same or similar Internet Web Site during the period of this Agreement.

3. It is agreed that all Proprietary Information used or generated during the course of IGPC's relationship with Stampville that is generated by Stampville is the property of Stampville. It is agreed that IGPC will deliver to Stampville all documents and other tangibles (including diskettes and other storage media) containing Proprietary Information upon termination of Agreement.

4. It is acknowledged and agreed that all tangible and intangible information disclosed by Stampville shall always remain the exclusive property of Stampville. This includes, without limitation, web site design, graphics, program codes, processes, methods, services, copyrights, trademarks, patents or domains or any other form of intellectual property. It is acknowledged and agreed that all tangible and intangible information disclosed by IGPC shall always remain the exclusive property of IGPC. This includes, without limitation, graphics, program codes, processes, methods, services, copyrights, trademarks, patents or domains or any other form of intellectual property.

5. In consideration of the execution of this Agreement by Stampville, IGPC covenants and agrees that it will not, during or following the term of this Agreement, disseminate, publish upon, lecture, or disclose in any manner information relating to design, method or techniques employed by Stampville or any information relating to research, development or marketing used by Stampville and such information is the sole exclusive property of Stampville. In consideration of the execution of this Agreement by IGPC, Stampville covenants and agrees that it will not, during or following the term of this Agreement, disseminate, publish upon, lecture, or disclose in any manner information relating to design, method or techniques employed by IGPC or any information relating to research, development or marketing used by IGPC and such information is the sole exclusive property of IGPC.

6. It is understood by and between the parties that IGPC in its business acts as philatelic agent for numerous World Governments, Stampville and its affiliates do hereby agree that during the term of this Agreement, neither Stampville nor its affiliates shall solicit, engage or compete with IGPC in that Stampville and its associates will not acquire or attempt to acquire any agency, whether or not IGPC is in fact the Government agent, without the prior written consent of IGPC. It is further understood and agreed to by and between the parties that IGPC in its discretion may seek to introduce Stampville and its affiliates to business opportunities with investors both inside and outside the philatelic community. Stampville hereby agrees that in the event it agrees to accept such introductions both during and after this Agreement, neither Stampville nor its affiliates shall enter into any business ventures or agreements with said investors arising out of such introduction without the prior written consent of IGPC.

VIII. NON-ASSIGNABILITY OF RIGHTS.

        It is agreed upon by and between Stampville and IGPC that none of the rights granted to either party by this Agreement are assignable or otherwise transferable without the prior written consent of both parties.



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IX. DURATION OF AGREEMENT.

        It is agreed upon by and between the parties that this agreement shall have a term of three (3) years; provided however, that on the 3rd anniversary of this Agreement, IGPC may terminate the Agreement by written notice to Stampville (the "Termination Notice"). If no Termination Notice is delivered to Stampville on or within 30 days before the 3rd anniversary of this Agreement, the Agreement will automatically extend for an additional two (2) years without any further action by either party. In the event Stampville receives a timely Termination Notice, IGPC agrees to continue to supply Stamps to Stampville for an additional two-year period pursuant to Sections 1 and 2 of this Agreement. In such event the parties expressly acknowledge and agree that the "line of credit" extended to Stampville under this Agreement shall terminate on the 3rd anniversary of this Agreement.

X. CHOICE OF LAW.

        This Agreement shall be governed by the laws of the State of New York as such laws are applied to contracts executed by New York residents and performed entirely within the State of New York. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable force and effect.


XI. ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement between Stampville and IGPC and supersedes any prior negotiations, agreements or understandings pertaining to the subject matter hereof whether written or oral. No modification or amendment of this Agreement shall be effective unless in written instrument executed by the parties.


IN WITNESS WHEREOF, the parties have executed this Agreement,



STAMPVILLE .COM INC.                        INTER-GOVERNMENTAL
                                                  PHILATELIC CORPORATION


By: /s/ C. JONATHAN MALAMUD                 By: /s/ SAM MALAMUD
   ------------------------                    ---------------------------------

Name: C. Jonathan Malamud                   Name:  Sam Malamud
     ----------------------                      -------------------------------

Title:  President                           Title:  President
      ---------------------                       ------------------------------

DATED: DECEMBER 1, 1999



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